Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

(Dated January 8, 2006)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1–877-867-2654. This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system. This free writing prospectus relates to Registration Statement No. 333-131600.

PHHAM 2007-1

Aggregate

Collateral Summary

Total Balance ($):	$371,546,544.71	LTV/CLTV:	83.42%	Fixed/ARM:	29.9% / 70.1%
Loan Count:	1424	Credit Score:	704	Interest Only:	0.66%
Average Balance ($):	$260,917.52	% Conforming:	59.04%	% LPMI	0.39%
		Greater than 80% LTV no MI:	0.06%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)
Not Available	2	510,019.02	7.703	0.14
551 - 600	3	243,260.49	8.781	0.07
601 - 620	15	3,356,072.66	7.823	0.90
621 - 660	257	64,077,185.31	7.208	17.25
661 - 700	482	129,597,971.65	7.023	34.88
Greater than or equal to 701	665	173,762,035.58	7.051	46.77
Total:	1,424	371,546,544.71	7.077	100.00

Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)
Stated Documentation	1,248	339,567,500.62	7.022	91.39
No Documentation	165	29,990,379.16	7.662	8.07
Full Documentation	11	1,988,664.93	7.673	0.54
Total:	1,424	371,546,544.71	7.077	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	965	226,038,062.06	7.169	60.84
Cash Out	360	113,105,014.95	6.937	30.44
Rate Term	99	32,403,467.70	6.930	8.72
Total:	1,424	371,546,544.71	7.077	100.00

LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
0.01 - 70.00	249	65,745,024.65	6.981	17.69
70.01 - 80.00	912	261,320,511.46	7.012	70.33
80.01 - 90.00	145	25,675,180.07	7.491	6.91
90.01 - 95.00	90	14,216,495.37	7.884	3.83
95.01 - 100.00	28	4,589,333.16	7.365	1.24
Total:	1,424	371,546,544.71	7.077	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
5.000 - 5.499	1	999,999.00	5.493	0.27
5.500 - 5.999	3	969,800.00	5.870	0.26
6.000 - 6.499	76	37,741,921.63	6.294	10.16
6.500 - 6.999	301	112,841,060.19	6.727	30.37
7.000 - 7.499	612	144,901,121.24	7.179	39.00
7.500 - 7.999	298	55,432,042.97	7.659	14.92
8.000 - 8.499	89	12,622,747.71	8.150	3.40
8.500 - 8.999	32	4,594,347.10	8.621	1.24
9.000 - 9.499	5	443,129.75	9.235	0.12
9.500 - 9.999	2	104,500.00	9.755	0.03
10.000 - 10.499	4	639,375.12	10.195	0.17
10.500 - 10.999	1	256,500.00	10.543	0.07
Total:	1,424	371,546,544.71	7.077	100.00

Margin* (%)	Count	Balance ($)	WAC (%)	Percent (%)
2.000 - 2.499	764	259,812,627.25	6.916	99.81
3.500 - 3.999	2	419,425.00	10.091	0.16
4.000 - 4.499	1	69,350.00	9.788	0.03
Total:	767	260,301,402.25	6.922	100.00

Maximum Rate* (%)	Count	Balance ($)	WAC (%)	Percent (%)
10.000 - 10.499	1	999,999.00	5.493	0.38
10.500 - 10.999	3	969,800.00	5.870	0.37
11.000 - 11.499	76	37,741,921.63	6.294	14.50
11.500 - 11.999	290	109,923,736.27	6.723	42.23
12.000 - 12.499	248	74,958,487.67	7.184	28.80
12.500 - 12.999	108	26,192,007.62	7.602	10.06
13.000 - 13.499	28	6,002,970.08	7.820	2.31
13.500 - 13.999	10	3,023,704.98	8.137	1.16
14.000 - 14.499	1	51,300.00	9.088	0.02
14.500 - 14.999	1	69,350.00	9.788	0.03
15.000 - 15.499	1	368,125.00	10.231	0.14
Total:	767	260,301,402.25	6.922	100.00

Index*	Count	Balance ($)	WAC (%)	Percent (%)
Libor - 1 Year	767	260,301,402.25	6.922	100.00
Total:	767	260,301,402.25	6.922	100.00

IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
0	731	124,786,748.73	7.441	33.59
36	2	713,098.66	6.788	0.19
60	8	2,048,352.71	7.369	0.55
84	4	1,843,755.26	6.384	0.50
120	679	242,154,589.35	6.893	65.17
Total:	1,424	371,546,544.71	7.077	100.00

Property Type	Count	Balance ($)	WAC (%)	Percent (%)
Single Family Residence	871	225,869,968.97	7.072	60.79
Planned Unit Development	207	64,830,493.54	6.97	17.45
Condo	184	43,057,771.17	7.203	11.59
2-4 Family	138	33,516,798.64	7.145	9.02
Other	24	4,271,512.39	7.175	1.15
Total:	1,424	371,546,544.71	7.077	100.00

Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Primary	1,065	308,397,168.88	7.013	83.00
Investment	289	45,906,727.62	7.490	12.36
Second Home	70	17,242,648.21	7.135	4.64
Total:	1,424	371,546,544.71	7.077	100.00

Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
California	233	105,132,002.08	6.766	28.30
Florida	147	33,399,124.60	7.245	8.99
New Jersey	84	27,584,126.03	7.103	7.42
New York	92	25,655,509.71	7.137	6.91
Illinois	74	16,726,050.71	7.297	4.50
Other	794	163,049,731.58	7.207	43.88
Total:	1,424	371,546,544.71	7.077	100.00

PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
No Prepayment Penalty	1,424	371,546,544.71	7.077	100.00
Total:	1,424	371,546,544.71	7.077	100.00

Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
0.01 - 100,000.00	260	68,017.77	7.631	4.76
100,000.01 - 200,000.00	478	148,288.43	7.316	19.08
200,000.01 - 300,000.00	236	251,341.76	7.224	15.96
300,000.01 - 400,000.00	154	349,340.89	7.145	14.48
400,000.01 - 500,000.00	126	452,941.04	6.892	15.36
500,000.01 - 600,000.00	79	544,994.92	6.828	11.59
600,000.01 - 700,000.00	41	650,970.23	6.819	7.18
700,000.01 - 800,000.00	24	738,732.43	6.954	4.77
800,000.01 - 900,000.00	9	836,017.16	6.583	2.03
900,000.01 - 1,000,000.00	13	974,656.15	6.776	3.41
1,000,000.01 - 1,250,000.00	2	1,121,346.93	6.794	0.60
1,250,000.01 - 1,500,000.00	2	1,441,500.00	6.911	0.78
Total:	1,424	260,917.52	7.077	100.00

Originator	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	1,424	371,546,544.71	7.077	100.00
Total:	1,424	371,546,544.71	7.077	100.00

Servicer	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	1,424	371,546,544.71	7.077	100.00
Total:	1,424	371,546,544.71	7.077	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01	75.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00	to 80.00
Not Available	0.00	0.00	0.00	0.00	0.00	0.14
1 - 600	0.01	0.00	0.00	0.00	0.03	0.02
601 - 625	0.40	0.00	0.02	0.13	0.23	1.34
626 - 650	0.75	0.48	0.77	0.93	1.31	5.20
651 - 675	0.61	0.51	0.78	1.21	1.25	10.44
676 - 700	1.03	0.34	0.49	1.55	1.49	16.08
701 - 725	0.57	0.13	0.00	0.89	1.71	8.92
726 - 750	0.60	0.26	0.27	0.35	0.86	9.06
751 - 800	1.57	0.93	0.40	1.02	1.24	9.45
Greater than or equal to 801	0.49	0.09	0.10	0.02	0.09	1.48
Total:	6.03	2.74	2.84	6.09	8.21	62.12

80.01	85.01	90.01	95.01
to 85.00	to 90.00	to 95.00	to 99.99	100.00
0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00
0.14	0.09	0.17	0.00	0.04
0.23	1.09	0.24	0.00	0.00
0.04	0.91	0.97	0.02	0.05
0.00	0.83	0.74	0.00	0.14
0.12	0.91	0.65	0.15	0.45
0.07	0.75	0.34	0.00	0.03
0.21	1.05	0.64	0.00	0.28
0.07	0.38	0.07	0.00	0.07
0.89	6.02	3.83	0.17	1.06

(*) ARM loans only.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Group I

PHHAM 2007-1

ARM

Collateral Summary

Total Balance ($):	$260,301,402.25	LTV/CLTV:	83.49%	Fixed/ARM:	0.0% / 100.0%
Loan Count:	767	Credit Score:	706	Interest Only:	89.62%
Average Balance ($):	$339,376.01	% Conforming:	47.04%	% LPMI	0.19%
		Greater than 80% LTV no MI:	0.00%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)
601 - 620	8	2,118,512.74	7.728	0.81
621 - 660	119	40,525,726.11	7.037	15.57
661 - 700	272	93,942,103.04	6.882	36.09
Greater than or equal to 701	368	123,715,060.36	6.902	47.53
Total:	767	260,301,402.25	6.922	100.00

Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)
Stated Documentation	699	243,895,137.24	6.883	93.70
No Documentation	63	15,716,598.36	7.482	6.04
Full Documentation	5	689,666.65	7.952	0.26
Total:	767	260,301,402.25	6.922	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	478	148,009,591.02	7.001	56.86
Cash Out	226	88,039,870.29	6.813	33.82
Rate Term	63	24,251,940.94	6.838	9.32
Total:	767	260,301,402.25	6.922	100.00

LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
0.01 - 70.00	123	45,095,197.02	6.815	17.32
70.01 - 80.00	533	191,617,085.18	6.884	73.61
80.01 - 90.00	54	12,370,176.04	7.264	4.75
90.01 - 95.00	48	9,307,975.50	7.726	3.58
95.01 - 100.00	9	1,910,968.51	7.129	0.73
Total:	767	260,301,402.25	6.922	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
5.000 - 5.499	1	999,999.00	5.493	0.38
5.500 - 5.999	3	969,800.00	5.870	0.37
6.000 - 6.499	76	37,741,921.63	6.294	14.50
6.500 - 6.999	292	110,713,014.93	6.723	42.53
7.000 - 7.499	255	76,954,026.59	7.184	29.56
7.500 - 7.999	108	27,107,828.96	7.637	10.41
8.000 - 8.499	21	4,007,431.16	8.139	1.54
8.500 - 8.999	8	1,318,604.98	8.676	0.51
9.000 - 9.499	1	51,300.00	9.088	0.02
9.500 - 9.999	1	69,350.00	9.788	0.03
10.000 - 10.499	1	368,125.00	10.231	0.14
Total:	767	260,301,402.25	6.922	100.00

Margin (%)	Count	Balance ($)	WAC (%)	Percent (%)
2.000 - 2.499	764	259,812,627.25	6.916	99.81
3.500 - 3.999	2	419,425.00	10.091	0.16
4.000 - 4.499	1	69,350.00	9.788	0.03
Total:	767	260,301,402.25	6.922	100.00

Maximum Rate (%)	Count	Balance ($)	WAC (%)	Percent (%)
10.000 - 10.499	1	999,999.00	5.493	0.38
10.500 - 10.999	3	969,800.00	5.870	0.37
11.000 - 11.499	76	37,741,921.63	6.294	14.50
11.500 - 11.999	290	109,923,736.27	6.723	42.23
12.000 - 12.499	248	74,958,487.67	7.184	28.80
12.500 - 12.999	108	26,192,007.62	7.602	10.06
13.000 - 13.499	28	6,002,970.08	7.820	2.31
13.500 - 13.999	10	3,023,704.98	8.137	1.16
14.000 - 14.499	1	51,300.00	9.088	0.02
14.500 - 14.999	1	69,350.00	9.788	0.03
15.000 - 15.499	1	368,125.00	10.231	0.14
Total:	767	260,301,402.25	6.922	100.00

Index	Count	Balance ($)	WAC (%)	Percent (%)
Libor - 1 Year	767	260,301,402.25	6.922	100.00
Total:	767	260,301,402.25	6.922	100.00

IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
0	118	27,020,075.97	7.370	10.38
36	2	713,098.66	6.788	0.27
60	8	2,048,352.71	7.369	0.79
84	4	1,843,755.26	6.384	0.71
120	635	228,676,119.65	6.870	87.85
Total:	767	260,301,402.25	6.922	100.00

Property Type	Count	Balance ($)	WAC (%)	Percent (%)
Single Family Residence	449	158,080,013.16	6.911	60.73
Planned Unit Development	132	49,520,288.68	6.84	19.02
Condo	114	30,104,937.01	7.067	11.57
2-4 Family	61	19,424,405.28	6.979	7.46
Other	11	3,171,758.12	7.062	1.22
Total:	767	260,301,402.25	6.922	100.00

Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Primary	616	225,646,422.83	6.873	86.69
Investment	110	23,366,441.20	7.350	8.98
Second Home	41	11,288,538.22	7.019	4.34
Total:	767	260,301,402.25	6.922	100.00

Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
California	216	99,423,337.90	6.737	38.20
Florida	85	21,964,268.64	7.158	8.44
New Jersey	49	17,803,400.49	6.939	6.84
New York	32	12,434,394.68	6.965	4.78
Illinois	41	11,760,657.55	7.147	4.52
Other	344	96,915,342.99	7.023	37.23
Total:	767	260,301,402.25	6.922	100.00

PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
No Prepayment Penalty	767	260,301,402.25	6.922	100.00
Total:	767	260,301,402.25	6.922	100.00

Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
0.01 - 100,000.00	52	76,018.84	7.422	1.52
100,000.01 - 200,000.00	200	150,539.45	7.188	11.57
200,000.01 - 300,000.00	137	253,810.01	7.039	13.36
300,000.01 - 400,000.00	114	350,784.25	7.059	15.36
400,000.01 - 500,000.00	113	454,202.05	6.841	19.72
500,000.01 - 600,000.00	68	545,034.84	6.750	14.24
600,000.01 - 700,000.00	40	652,147.93	6.815	10.02
700,000.01 - 800,000.00	20	736,446.84	6.914	5.66
800,000.01 - 900,000.00	8	833,619.30	6.497	2.56
900,000.01 - 1,000,000.00	12	972,544.25	6.692	4.48
1,000,000.01 - 1,250,000.00	1	1,054,616.00	6.460	0.41
1,250,000.01 - 1,500,000.00	2	1,441,500.00	6.911	1.11
Total:	767	339,376.01	6.922	100.00

Originator	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	767	260,301,402.25	6.922	100.00
Total:	767	260,301,402.25	6.922	100.00

Servicer	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	767	260,301,402.25	6.922	100.00
Total:	767	260,301,402.25	6.922	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01	75.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00	to 80.00
1 - 600	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.51	0.00	0.00	0.00	0.28	1.43
626 - 650	0.54	0.46	0.58	1.00	1.64	5.03
651 - 675	0.40	0.60	0.98	1.11	1.19	9.99
676 - 700	1.08	0.48	0.56	1.53	1.85	16.90
701 - 725	0.62	0.16	0.00	0.56	2.24	9.09
726 - 750	0.23	0.11	0.39	0.27	1.01	9.22
751 - 800	1.89	0.94	0.44	1.00	1.33	10.43
Greater than or equal to 801	0.69	0.14	0.04	0.00	0.13	1.85
Total:	5.97	2.88	3.00	5.47	9.68	63.94

80.01	85.01	90.01	95.01
to 85.00	to 90.00	to 95.00	to 99.99	100.00
0.00	0.00	0.00	0.00	0.00
0.10	0.05	0.24	0.00	0.00
0.17	0.53	0.23	0.00	0.00
0.06	0.67	0.77	0.00	0.00
0.00	0.74	0.76	0.00	0.00
0.04	0.81	0.48	0.05	0.47
0.00	0.19	0.32	0.00	0.00
0.21	1.05	0.74	0.00	0.21
0.00	0.13	0.05	0.00	0.00
0.59	4.16	3.58	0.05	0.69

Group I

PHHAM 2007-1

Fixed

Collateral Summary

Total Balance ($):	$111,245,142.46	LTV/CLTV:	83.24%	Fixed/ARM:	100.0% / 0.0%
Loan Count:	657	Credit Score:	700	Interest Only:	12.12%
Average Balance ($):	$169,322.90	% Conforming:	87.14%	% LPMI	0.88%
		Greater than 80% LTV no MI:	0.21%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)
Not Available	2	510,019.02	7.703	0.46
551 - 600	3	243,260.49	8.781	0.22
601 - 620	7	1,237,559.92	7.984	1.11
621 - 660	138	23,551,459.20	7.504	21.17
661 - 700	210	35,655,868.61	7.396	32.05
Greater than or equal to 701	297	50,046,975.22	7.418	44.99
Total:	657	111,245,142.46	7.440	100.00

Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)
Stated Documentation	549	95,672,363.38	7.376	86.00
No Documentation	102	14,273,780.80	7.860	12.83
Full Documentation	6	1,298,998.28	7.526	1.17
Total:	657	111,245,142.46	7.440	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	487	78,028,471.04	7.487	70.14
Cash Out	134	25,065,144.66	7.370	22.53
Rate Term	36	8,151,526.76	7.205	7.33
Total:	657	111,245,142.46	7.440	100.00

LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
0.01 - 70.00	126	20,649,827.63	7.342	18.56
70.01 - 80.00	379	69,703,426.28	7.363	62.66
80.01 - 90.00	91	13,305,004.03	7.702	11.96
90.01 - 95.00	42	4,908,519.87	8.183	4.41
95.01 - 100.00	19	2,678,364.65	7.534	2.41
Total:	657	111,245,142.46	7.440	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
6.500 - 6.999	9	2,128,045.26	6.962	1.91
7.000 - 7.499	357	67,947,094.65	7.174	61.08
7.500 - 7.999	190	28,324,214.01	7.681	25.46
8.000 - 8.499	68	8,615,316.55	8.155	7.74
8.500 - 8.999	24	3,275,742.12	8.600	2.94
9.000 - 9.499	4	391,829.75	9.255	0.35
9.500 - 9.999	1	35,150.00	9.690	0.03
10.000 - 10.499	3	271,250.12	10.146	0.24
10.500 - 10.999	1	256,500.00	10.543	0.23
Total:	657	111,245,142.46	7.440	100.00

Originator	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	657	111,245,142.46	7.440	100.00
Total:	657	111,245,142.46	7.440	100.00

Servicer	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	657	111,245,142.46	7.440	100.00
Total:	657	111,245,142.46	7.440	100.00

IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
0	613	97,766,672.76	7.461	87.88
120	44	13,478,469.70	7.285	12.12
Total:	657	111,245,142.46	7.440	100.00

Property Type	Count	Balance ($)	WAC (%)	Percent (%)
Single Family Residence	422	67,789,955.81	7.449	60.94
Planned Unit Development	75	15,310,204.86	7.392	13.76
2-4 Family	77	14,092,393.36	7.373	12.67
Condo	70	12,952,834.16	7.517	11.64
Other	13	1,099,754.27	7.502	0.99
Total:	657	111,245,142.46	7.44	100.00

Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Primary	449	82,750,746.05	7.393	74.39
Investment	179	22,540,286.42	7.635	20.26
Second Home	29	5,954,109.99	7.356	5.35
Total:	657	111,245,142.46	7.440	100.00

Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
New York	60	13,221,115.03	7.299	11.88
Florida	62	11,434,855.96	7.413	10.28
New Jersey	35	9,780,725.54	7.402	8.79
Pennsylvania	69	8,813,858.62	7.644	7.92
Arizona	30	5,748,902.24	7.495	5.17
Other	401	62,245,685.07	7.447	55.95
Total:	657	111,245,142.46	7.440	100.00

PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
No Prepayment Penalty	657	111,245,142.46	7.440	100.00
Total:	657	111,245,142.46	7.440	100.00

Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
0.01 - 100,000.00	208	66,017.50	7.691	12.34
100,000.01 - 200,000.00	278	146,668.98	7.410	36.65
200,000.01 - 300,000.00	99	247,926.09	7.485	22.06
300,000.01 - 400,000.00	40	345,227.33	7.394	12.41
400,000.01 - 500,000.00	13	441,979.96	7.349	5.16
500,000.01 - 600,000.00	11	544,748.18	7.309	5.39
600,000.01 - 700,000.00	1	603,862.03	7.000	0.54
700,000.01 - 800,000.00	4	750,160.39	7.146	2.70
800,000.01 - 900,000.00	1	855,200.00	7.250	0.77
900,000.01 - 1,000,000.00	1	999,999.00	7.750	0.90
1,100,000.01 - 1,200,000.00	1	1,188,077.85	7.090	1.07
Total:	657	169,322.90	7.440	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00
Not Available	0.00	0.00	0.00	0.00	0.00
1 - 600	0.05	0.00	0.00	0.00	0.10
601 - 625	0.14	0.00	0.08	0.43	0.11
626 - 650	1.25	0.53	1.21	0.76	0.53
651 - 675	1.10	0.28	0.30	1.42	1.41
676 - 700	0.89	0.00	0.32	1.60	0.66
701 - 725	0.46	0.06	0.00	1.67	0.47
726 - 750	1.47	0.62	0.00	0.54	0.49
751 - 800	0.82	0.90	0.31	1.07	1.01
Greater than or equal to 801	0.00	0.00	0.22	0.06	0.00
Total:	6.18	2.40	2.45	7.54	4.78

75.01	80.01	85.01	90.01	95.01
to 80.00	to 85.00	to 90.00	to 95.00	to 99.99	100.00
0.46	0.00	0.00	0.00	0.00	0.00
0.07	0.00	0.00	0.00	0.00	0.00
1.14	0.21	0.19	0.00	0.00	0.15
5.58	0.39	2.41	0.27	0.00	0.00
11.49	0.00	1.49	1.46	0.05	0.17
14.15	0.00	1.03	0.69	0.00	0.45
8.53	0.30	1.15	1.06	0.41	0.38
8.69	0.24	2.08	0.39	0.00	0.11
7.17	0.20	1.06	0.41	0.00	0.45
0.61	0.25	0.96	0.13	0.00	0.23
57.87	1.59	10.37	4.41	0.46	1.95

PHH Alternative Mortgage Trust Series 2007-1 (Group I)

The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
PHH MORTGAGE CORPORATION

$[369,690,000] (Approximate)
PHH Alternative Mortgage Trust Series 2007-1 (Group I)

Deutsche Alt-A Securities, Inc.

(Depositor)

PHH Alternative Mortgage Trust, Series 2007-1

(Issuing Entity)

Underwriter

January 9, 2007

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the depositor nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE DEPOSITOR OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED January 9, 2007

PHH Alternative Mortgage Trust
Series 2007-1
$[369,690,000] (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 5%

Structure Overview(1)
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs) to Pricing Speed to Call(2)	Principal Payment Window (months) (2)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
I-A-3	34,851,000	Senior Support/ Floating	2.81	1 - 85	0	Actual/360	Feb 2037	AAA / Aaa
I-M-1	10,032,000	Subordinate / Floating	4.80	37 - 85	0	Actual/360	Feb 2037	AA / Aa2
I-M-2	5,759,000	Subordinate / Floating	4.76	37 - 85	0	Actual/360	Feb 2037	A / A2
I-M-3	3,530,000	Subordinate / Floating	4.34	37 – 76	0	Actual/360	Feb 2037	BBB / Baa2
I-M-4	1,858,000	Subordinate / Floating	3.41	37 - 53	0	Actual/360	Feb 2037	BBB- / Ba1
Total Offered:	$56,030,000

Non-Offered Certificates:
I-A-1	254,923,000	Super Senior/ Floating	Not Offered Hereby	0	Actual/360	Feb 2037	AAA / Aaa
I-A-2	58,737,000	Super Senior/ Floating	Not Offered Hereby	0	Actual/360	Feb 2037	AAA / Aaa
Total Non-Offered:	$313,660,000

(1) The structure is preliminary and subject to change.

(2)  The Pricing Speed for the Certificates is 100% PPC (For the adjustable rate loans 12% CPR growing to 30% CPR over 12 month and 30% CPR thereafter. For the fixed rate loans 12% CPR growing to 25% CPR over 12 months and 25% CPR thereafter) run to call.

Transaction Overview
Certificates:

·

The Class I-A-1, Class I-A-2, and Class I-A-3 Certificates are referred to herein as the “Senior Certificates.” The Class I-M-1, Class I-M-2, Class I-M-3, and Class I-M-4 Certificates are referred to herein as the “Subordinate Certificates.” Together, the Senior Certificates and the Subordinate Certificates are referred to herein as the “Certificates.” Additionally, the trust will issue the Class I-CE and Class I-R Certificates.

Offered Certificates:	· The Class I-A-3 and Subordinate Certificates.
Non-Offered Certificates:	· The Class I-A-1, Class I-A-2, Class I-CE and Class I-R Certificates.
Pricing Speed:

·

100% PPC for the Certificates is equal to 12% CPR growing to 30% CPR over 12 months and 30% CPR thereafter for the adjustable rate loans, and 12% CPR growing to 25% CPR over 12 months, 25% CPR thereafter for the fixed rate loans.

Depositor:	· Deutsche Alt-A Securities, Inc.
Sponsor, Originator and Servicer:	· PHH Mortgage Corporation
Sellers:	· The Sponsor and Bishop’s Gate Residential Mortgage Trust
Transferor:	· DB Structured Products, Inc.
Trustee:	· HSBC Bank USA, National Association
Swap Counterparty:	· [TBD]
Master Servicer, Securities Administrator and Custodian:	· Wells Fargo Bank, National Association
Cut-off Date:	· January 1, 2007
Closing Date:	· On or about January 26, 2007
Legal Structure:	· REMIC
Cleanup Call:	· 10% Cleanup Call
Distribution Dates:	· 25th day of each month, or next business day, commencing in February 2007.
Interest Accrual Period:

·

The interest accrual period with respect to the Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Pass-Through Rate:	· The “Pass-Through Rate” on each class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) Net WAC Cap.
Formula Rate:	· The “Formula Rate” for each class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 10.10% per annum.
Settlement:	· The price to be paid for the Offered Certificates by investors will include accrued interest from the Closing Date up to, but not including the first payment date.
Registration:	· The Offered Certificates will be made available in book-entry form through DTC.
Federal Tax Treatment:	· It is anticipated that the Senior Certificates and the Subordinate Certificates will be treated as REMIC regular interests for federal income tax purposes.

Transaction Overview (Cont.)
ERISA:

·

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions.  Prior to the termination of the Swap Agreement, the Offered Certificates may not be acquired or held by a person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA:

·

The Senior Certificates are expected to constitute “mortgage related securities” under SMMEA so long as they are rated in one of the two highest rating categories by at least one of the Rating Agencies.

Collateral:	· All of the mortgage loans (the “Mortgage Loans”) are secured by first liens.

·

As of the Cut-off Date, the aggregate stated principal balance of the Mortgage Loans is expected to be approximately $371,546,545.  The Mortgage Loans will consist of conforming and non-conforming balance, fixed and adjustable rate mortgage loans.

· As of the Cut-off Date, the aggregate stated principal balance of the adjustable rate Mortgage Loans is expected to be approximately $260,301,402.
· As of the Cut-off Date, the aggregate stated principal balance of the fixed rate Mortgage Loans is expected to be approximately $111,245,142.

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of mortgage loans and additional mortgage loans may be added to the pool of mortgage loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate stated principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate stated principal balance of the Mortgage Loans presented herein by up to 5%.  Consequently, the initial aggregate class certificate balance of the Certificates may vary up to 5% from the amounts shown herein.

Credit Enhancement:

·

Credit Enhancement for the Certificates will be provided by Net Monthly Excess Cashflow, Overcollateralization, and Subordination.  Subordination (including Overcollateralization) is expected to be approximately [6.20]% with respect to the Senior Certificates on the closing date.

Advances:

·

Servicer will make cash advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent the Servicer believes that the cash advances can be repaid from future payments on the Mortgage Loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Compensating Interest:	· On each Distribution Date, the Servicer is required to cover certain interest shortfalls as a result of certain prepayments.

Transaction Overview (Cont.)

Administration Fee Rate:

·

The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

·

The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan and (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Required Overcollateralization Amount:

·

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates.  This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates.  The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately [1.00]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to an overcollateralization floor amount of approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Counterparty may be used to restore or maintain the Required Overcollateralization Amount, to the extent required due to realized losses.

Overcollateralization Increase Amount:

·

An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the sum of the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Counterparty, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the Overcollateralization Amount, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date.

Overcollateralization Reduction Amount:

·

An Overcollateralization Reduction Amount for any Distribution Date is the lesser of (i) the principal remittance amount for that Distribution Date and (ii) the amount by which the Overcollateralization Amount (assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date) exceeds the Required Overcollateralization Amount.

Stepdown Date:

·

Is the earlier of (i) the first Distribution Date after which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately [12.40]%.

Transaction Overview (Cont.)
Net Monthly Excess Cashflow:	For any Distribution Date is equal to the amount of available funds remaining after making the distributions in priorities 1. through 4. of “Payment Priority.”
Net WAC Cap:

The Net WAC Cap for any Distribution Date and the Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus the sum of (i) the aggregate Administration Fee for each Mortgage Loan for such Distribution Date and (ii) any Net Swap Payment and Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty default under the Swap Agreement) owed to the Swap Counterparty for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), subject to adjustment based on the actual number of days elapsed.

Net WAC Cap Carryover Amount:

With respect to any Distribution Date and for a class of the Certificates, the Net WAC Cap Carryover Amount for such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Cap had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such class at the Net WAC Cap plus (ii) the related Net WAC Cap Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at the related Formula Rate.

Transaction Overview (Cont.)

Coupon Step-up:

On the Distribution Date following the first possible optional termination date, the margins on the Senior Certificates and the Subordinate Certificates will increase to the following, provided that the Pass-Through Rates on the Certificates will still be subject to the Net WAC Cap.

Class	After Optional Termination
Senior	2 x Margin
Subordinate	The lesser of 1.5 x Margin and Margin plus 0.50%
Credit Enhancement Percentage:

The “Credit Enhancement Percentage” for any class of Senior Certificates or Subordinate Certificates for a Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Expected Credit Enhancement Percentages:	Class	Ratings (S/M)	Initial Credit Enhancement On Closing Date	Stepdown Target Subordination Percentage
	Class I-A	AAA/Aaa	[ 6.20]%	[12.40]%
	Class I-M-1	AA/Aa2	[3.50]%	[7.00]%
	Class I-M-2	A/A1	[1.95]%	[3.90]%
	Class I-M-3	BBB/Baa2	[1.00]%	[2.00]%
	Class I-M-4	BBB-/Ba1	[0.50]%	[1.00]%
Senior Credit Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [43.00]% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
February 2009 – January 2010	[0.25]%, plus 1/12th of [0.30] % for each month thereafter
February 2010 – January 2011	[0.55]%, plus 1/12th of [0.40] % for each month thereafter
February 2011 – January 2012	[0.95]%, plus 1/12th of [0.45] % for each month thereafter
February 2012 – January 2013	[1.40]%, plus 1/12th of [0.25] % for each month thereafter
February 2013 and thereafter	[ 1.65]%

Transaction Overview (Cont.)

Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan  (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, and (vi) any subsequent recoveries relating to Mortgage Loans received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event is in effect, the Senior Certificates will receive the Principal Distribution Amount until the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero.  On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Senior Certificates will be such portion of the Principal Distribution Amount that will cause the Senior Certificates to maintain approximately a 12.40% Credit Enhancement Percentage (2x the Initial Credit Enhancement Percentage).

Principal distributions to the Senior Certificates will be made from payments from the Principal Distribution Amount and will be allocated to the Class I-A-1 and Class I-A-2 Certificates (together), pro rata based on the respective Certificate Principal Balance with the Class I-A-3 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the sum of (1) the aggregate Class Certificate Balance of the Subordinate Certificates and (2) the Overcollateralization Amount is less than or equal to zero, all distributions of principal to the Senior Certificates will be made sequentially to the Class I-A-1, I-A-2 and I-A-3 Certificates, in that order, until the respective Class Certificate Balances have been reduced to zero.  The principal allocable to the Class I-A-1 and Class I-A-2 will be paid sequentially in that order until the Certificate Principal Balance thereof has been reduced to zero.

Subordinate Principal Distribution Amount:

For any class of  Subordinate Certificates and Distribution Date, will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of  Subordinate Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate Certificates for that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period minus the overcollateralization floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Transaction Overview (Cont.)

Payment Priority:	On each Distribution Date, available funds from the Mortgage Loans will be distributed sequentially as follows:

1.

From interest funds, in the following order, (a) trustee fees, servicing fees, certain indemnities and other reimbursable amounts, and (b) commencing on the Distribution Date occurring in February 2007, to Swap Account 1 in the Supplemental Interest Trust to pay any Net Swap Payment or Swap Termination Payment (not caused by a Swap Counterparty default under the Swap Agreement) owed to the Swap Counterparty.

2.

From interest funds, to pay interest to the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest, excluding any accrued unpaid interest from a prior Distribution Date, to the Subordinate Certificates, on a sequential basis in order of numerical designation.

3. From principal funds, to pay principal to the Senior Certificates in accordance with the principal payment provisions as described in “Senior Principal Distribution Amount.”
4. From principal funds, to pay principal to the Subordinate Certificates in accordance with the principal payment provisions as described in “Subordinate Principal Distribution Amount.”

5.

From Net Monthly Excess Cashflow, if any, to the Certificates in order to reduce the aggregate certificate principal balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

6. From Net Monthly Excess Cashflow, if any, to pay unpaid interest on the Subordinate Certificates, on a sequential basis.
7. From Net Monthly Excess Cashflow, if any, to pay allocated Realized Losses on the Subordinate Certificates, on a sequential basis.
8. From Net Monthly Excess Cashflow, if any, to pay Net WAC Cap Carryover Amount on the Senior Certificates and the Subordinate Certificates in the same order of priority as described in 2 above.

9.

From Net Monthly Excess Cashflow, if any, commencing on the Distribution Date occurring in February 2007, to pay any Swap Termination Payment (caused by a Swap Counterparty default under the Swap Agreement) owed to the Swap Counterparty.

10. From Net Monthly Excess Cashflow, to pay any remaining amount to the Class I-CE and Class I-R Certificates in accordance with the pooling and servicing agreement.

Commencing on the Distribution Date occurring in February 2007, following the distribution of Net Monthly Excess Cashflow any amounts on deposit in Swap Account 1 in the Supplemental Interest Trust will be paid, sequentially, as follows:

1. To pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Counterparty default under the Swap Agreement) owed to the Swap Counterparty.

2.

To pay any unpaid interest on the Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

3. To pay any principal to the Certificates, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.
4. To pay any allocated Realized Losses remaining unpaid on the Subordinate Certificates, sequentially.
5. To pay the Net WAC Cap Carryover Amount on the Certificates remaining unpaid in the same order of priority as described above.
6. To pay any Swap Termination Payment (caused by a Swap Counterparty default under the Swap Agreement) owed to the Swap Counterparty.
7. On each Distribution Date occurring in February 2007 to July 2007, to deposit into Swap Account 2 in the Supplemental Interest Trust.
8. To pay any remaining amount to the Class I-CE Certificates.

Commencing on the Distribution Date occurring in February 2007, any cash on deposit in Swap Account 2 in the Supplemental Interest Trust will be paid, sequentially, as follows:
1. To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Counterparty Trigger Event (as defined in the Swap Agreement)) owed to the Swap Counterparty.

2.

To pay any unpaid interest on the Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

3. To pay any principal to the Certificates, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.
4. To pay any allocated Realized Losses remaining unpaid on the Subordinate Certificates, sequentially.
5. To pay the Net WAC Cap Carryover Amount on the Certificates remaining unpaid in the same order of priority as described above.
6. To pay the Swap Termination Payment (caused by a Swap Counterparty Trigger Event under the Swap Agreement) owed to the Swap Counterparty.
7. On or after the Stepdown Date and as long as the Trigger Event is not in effect, to pay any remaining amount to the Class CE Certificates.

Allocation of Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Net Monthly Excess Cashflow and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class I-M-4 Certificates, then to the Class I-M-3 Certificates, then to the Class I-M-2 Certificates, and then to the Class I-M-1 Certificates in each case, until the Certificate Principal Balance thereof has been reduced to zero.

Swap Agreement

On the Closing Date, the Trustee, on behalf of a trust separate from the Issuing Entity (the “Supplemental Interest Trust”), will enter into the “Swap Agreement” with a notional amount equal to, on each Distribution Date, the “Adjusted Swap Notional Amount” which is the lesser of (a) the Swap Scheduled Maximum Notional Amount (as shown herein) and (b) the outstanding aggregate principal balance of the Senior Certificates and Subordinate Certificates. Under the Swap Agreement, the Supplemental Interest Trust will be obligated to pay an amount equal to [5.16]% per annum, on the Adjusted Swap Notional Amount (subject to a +/- 5% variance) as set forth in the Swap Agreement to the Swap Counterparty (on a 30/360 basis) and the Supplemental Interest Trust will be entitled to receive an amount equal to one-month LIBOR on the Adjusted Swap Notional amount as set forth in the Swap Agreement from the Swap Counterparty (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (“Swap Account 1”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to obtain a successor Swap Counterparty, the net swap payment that would normally be paid to the Supplemental Interest Trust will be distributed to a reserve account available for the same shortfalls as the Swap Agreement would cover through the waterfall set forth above under “Payment Priority”, until the expiration of the original swap term or a successor Swap Counterparty is engaged. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not the result of an event of default or certain termination events with respect to the Swap Counterparty, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in Februrary 2014.

Swap Schedule

	Distribution Date	Notional Schedule ($)		Distribution Date	Notional Schedule ($)
1	2/25/2007	369,690,000	44	9/25/2010	118,280,649
2	3/25/2007	364,894,660	45	10/25/2010	114,948,406
3	4/25/2007	359,630,203	46	11/25/2010	111,708,921
4	5/25/2007	353,908,100	47	12/25/2010	108,559,598
5	6/25/2007	347,747,490	48	1/25/2011	105,497,916
6	7/25/2007	341,164,638	49	2/25/2011	102,521,425
7	8/25/2007	334,177,691	50	3/25/2011	99,627,742
8	9/25/2007	326,809,974	51	4/25/2011	96,814,553
9	10/25/2007	319,082,939	52	5/25/2011	94,079,608
10	11/25/2007	311,019,665	53	6/25/2011	91,420,720
11	12/25/2007	302,644,757	54	7/25/2011	88,835,764
12	1/25/2008	294,166,464	55	8/25/2011	86,322,675
13	2/25/2008	285,925,301	56	9/25/2011	83,878,985
14	3/25/2008	277,914,599	57	10/25/2011	81,503,228
15	4/25/2008	270,127,880	58	11/25/2011	79,193,505
16	5/25/2008	262,558,850	59	12/25/2011	76,947,973
17	6/25/2008	255,201,392	60	1/25/2012	74,765,009
18	7/25/2008	248,049,560	61	2/25/2012	72,642,692
19	8/25/2008	241,097,578	62	3/25/2012	70,579,329
20	9/25/2008	234,339,833	63	4/25/2012	68,573,276
21	10/25/2008	227,770,870	64	5/25/2012	66,622,933
22	11/25/2008	221,385,389	65	6/25/2012	64,726,746
23	12/25/2008	215,178,237	66	7/25/2012	62,883,204
24	1/25/2009	209,144,409	67	8/25/2012	61,090,840
25	2/25/2009	203,279,041	68	9/25/2012	59,348,227
26	3/25/2009	197,577,405	69	10/25/2012	57,653,977
27	4/25/2009	192,034,907	70	11/25/2012	56,006,742
28	5/25/2009	186,647,083	71	12/25/2012	54,405,212
29	6/25/2009	181,409,301	72	1/25/2013	52,848,114
30	7/25/2009	176,317,655	73	2/25/2013	51,334,208
31	8/25/2009	171,368,045	74	3/25/2013	49,862,293
32	9/25/2009	166,556,490	75	4/25/2013	48,431,198
33	10/25/2009	161,879,119	76	5/25/2013	47,039,786
34	11/25/2009	157,332,171	77	6/25/2013	45,686,694
35	12/25/2009	152,911,992	78	7/25/2013	44,371,119
36	1/25/2010	148,615,033	79	8/25/2013	43,092,018
37	2/25/2010	144,437,838	80	9/25/2013	41,848,375
38	3/25/2010	140,377,053	81	10/25/2013	40,639,203
39	4/25/2010	136,429,417	82	11/25/2013	39,463,542
40	5/25/2010	132,591,762	83	12/25/2013	38,320,462
41	6/25/2010	128,861,008	84	1/25/2014	37,209,054
42	7/25/2010	125,234,163	85	2/25/2014	36,128,461
43	8/25/2010	121,708,319

Breakeven Losses

The tables below describe the Constant Default Rate (“CDR”) and the related cumulative loss on the mortgage loans that cause the referenced class to incur an initial writedown.  Calculations are run to maturity at forward LIBOR.  Other assumptions incorporated include the following:  (1) 100% of the Prepayment Assumption, (2) defaults are in addition to prepayments, (3) 12-month lag from default to loss, (4) triggers fail (i.e., no stepdown), (5) Servicer advances 100% of principal and interest for defaulted loans until loss is realized.

35% Severity	40% Severity
	CDR Break	Cumulative Loss	CDR Break	Cumulative Loss
Class I-M-1	6.44%	6.25%	5.58%	6.31%
Class I-M-2	4.72%	4.76%	4.11%	4.81%
Class I-M-3	3.66%	3.78%	3.19%	3.81%
Class I-M-4	3.24%	3.38%	2.83%	3.41%

Effective Available Funds Cap Rate Schedule (3) (4)

Period	Effective AFC Rate(%) (1)	Effective AFC Rate (%) (2)	Period	Effective AFC Rate(1) (%)	Effective AFC Rate(2) (%)
1	7.063%	21.670%	44	6.865%	21.340%
2	7.007%	21.612%	45	6.920%	21.389%
3	6.841%	21.445%	46	6.866%	21.327%
4	6.893%	21.496%	47	6.921%	21.395%
5	6.841%	21.443%	48	6.867%	21.333%
6	6.893%	21.494%	49	6.868%	21.326%
7	6.842%	21.441%	50	7.045%	21.499%
8	6.842%	21.439%	51	6.869%	21.311%
9	6.894%	21.489%	52	6.924%	21.364%
10	6.843%	21.436%	53	6.870%	21.299%
11	6.896%	21.486%	54	6.926%	21.348%
12	6.844%	21.432%	55	6.872%	21.306%
13	6.845%	21.430%	56	6.872%	21.298%
14	6.953%	21.536%	57	6.928%	21.347%
15	6.846%	21.426%	58	6.873%	21.280%
16	6.899%	21.476%	59	6.942%	21.535%
17	6.847%	21.421%	60	7.127%	22.989%
18	6.900%	21.471%	61	7.127%	22.976%
19	6.848%	21.416%	62	7.261%	23.202%
20	6.849%	21.413%	63	7.127%	22.949%
21	6.902%	21.463%	64	7.192%	23.051%
22	6.850%	21.408%	65	7.127%	22.920%
23	6.903%	21.457%	66	7.192%	23.022%
24	6.851%	21.402%	67	7.127%	22.890%
25	6.852%	21.399%	68	7.127%	22.875%
26	7.022%	21.565%	69	7.193%	22.975%
27	6.853%	21.392%	70	7.127%	22.843%
28	6.908%	21.445%	71	7.193%	22.943%
29	6.855%	21.388%	72	7.127%	22.809%
30	6.909%	21.438%	73	7.126%	22.792%
31	6.856%	21.381%	74	7.340%	23.150%
32	6.857%	21.377%	75	7.126%	22.756%
33	6.911%	21.426%	76	7.198%	22.875%
34	6.858%	21.369%	77	7.131%	22.738%
35	6.914%	21.437%	78	7.198%	22.836%
36	6.861%	21.378%	79	7.131%	22.699%
37	6.862%	21.374%	80	7.130%	22.678%
38	7.035%	21.543%	81	7.198%	22.775%
39	6.863%	21.364%	82	7.130%	22.636%
40	6.917%	21.417%	83	7.345%	23.707%
41	6.864%	21.357%	84	7.274%	23.612%
42	6.919%	21.406%	85	7.274%	23.586%
43	6.865%	21.345%

(1)  Assumes that 1-month LIBOR is 5.32% and 6-month LIBOR is 5.37%.

(2)  Assumes that 6-month LIBOR and 1-month LIBOR are both equal to 20.00%.

(3)  Assumes payments are received from the Swap Agreement.

(4)  Assumes the Pricing Prepayment Speed to call.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

ARM Trading
Adam Yarnold	212-250-2669

ABS/MBS Banking
Michael Ciuffo	212-250-7905
Brian Haklisch	212-250-8745
Anjali Mecklai	212-250-4214
Aarthi Sowrirajan	212-250-4377
Chris Gibson	212-250-8269

ABS/MBS Structuring
Tol Ho	212-250-8560
Timur Otunchiev	212-250-7869

ABS/MBS Collateral
Bryan Faron	212-250-6627